                                                                    EXHIBIT 21.1
                                                                     PAGE 1 OF 2

                  APACHE CORPORATION - LISTING OF SUBSIDIARIES
                             AS OF FEBRUARY 28, 2002

EXACT NAME OF SUBSIDIARY AND NAME                           JURISDICTION OF
UNDER WHICH SUBSIDIARY DOES BUSINESS                        INCORPORATION OR ORGANIZATION
------------------------------------                        -----------------------------
Apache Corporation (New Jersey)                             New Jersey
Apache Aviation, Inc.                                       Delaware
Apache Delaware LLC                                         Delaware
Apache Finance Louisiana Corporation                        Delaware
Apache Foundation                                           Minnesota
Apache Gathering Company                                    Delaware
Apache Holdings, Inc.                                       Delaware
Apache International, Inc.                                  Delaware
     Apache North America, Inc.                             Delaware
         Apache Finance Pty Limited                         Australian Capital Territory
              Apache Australia Management Pty Limited       Victoria, Australia
                  Apache Australia Holdings Pty Limited     Western Australia
     Apache Qarun Corporation LDC                           Cayman Islands
Apache Louisiana Holdings, LLC                              Delaware
Apache Overseas, Inc.                                       Delaware
     Apache Abu Gharadig Corporation LDC                    Cayman Islands
     Apache Argentina Corporation LDC                       Cayman Islands
         RME Argentina S.A.                                 Argentina
     Apache Asyout Corporation LDC                          Cayman Islands
     Apache Bohai Corporation LDC                           Cayman Islands
     Apache China Corporation LDC                           Cayman Islands
     Apache Darag Corporation LDC                           Cayman Islands
     Apache East Bahariya Corporation LDC                   Cayman Islands
     Apache Enterprises LDC                                 Cayman Islands
     Apache Faiyum Corporation LDC                          Cayman Islands
     Apache FC Argentina Company LDC                        Cayman Islands
     Apache Matruh Corporation LDC                          Cayman Islands
     Apache Mediterranean Corporation LDC                   Cayman Islands
     Apache Poland Holding Company                          Delaware
         Apache Eastern Europe B.V.                         Netherlands
              Apache Poland Sp. z o.o.                      Poland
     Apache South Umbarka Corporation LDC                   Cayman Islands
     Apache Umbarka Corporation LDC Cayman Islands
Apache Oil Corporation                                      Texas
Apache Topwater, LLC                                        Delaware
     Apache Clearwater, Inc.                                Delaware
         Clearwater Interests, LLC                          Delaware
Apache Topwater Operations, LLC                             Delaware
     Apache Clearwater Operations, Inc.                     Delaware
Burns Manufacturing Company                                 Minnesota

                                                                    EXHIBIT 21.1
                                                                     PAGE 2 OF 2

                  APACHE CORPORATION - LISTING OF SUBSIDIARIES
                            AS OF FEBRUARY 28, 2002



EXACT NAME OF SUBSIDIARY AND NAME                           JURISDICTION OF
UNDER WHICH SUBSIDIARY DOES BUSINESS                        INCORPORATION OR ORGANIZATION
------------------------------------                        -----------------------------
Apache Energy Limited                                       Western Australia
     Apache Northwest Pty Ltd.                              Western Australia
     Apache Carnarvon Pty Ltd.                              Western Australia
     Apache Dampier Pty Ltd.                                Western Australia
     Apache East Spar Pty Limited                           Western Australia
     Apache Harriet Pty Limited                             Victoria, Australia
     Apache Kersail Pty Ltd                                 Victoria, Australia
     Apache Miladin Pty Ltd                                 Victoria, Australia
     Apache Nasmah Pty Ltd                                  Victoria, Australia
     Apache Oil Australia Pty Limited                       New South Wales, Australia
         Apache Airlie Pty Limited                          New South Wales, Australia
     Apache Varanus Pty Limited                             Queensland, Australia
     Apache Pipeline Pty Ltd                                Western Australia
Apache West Australia Holdings Limited                      Island of Guernsey
     Apache UK Limited                                      England and Wales
         Apache Lowendal Pty Limited                        Victoria, Australia
Apache Transfer Company                                     Delaware
DEK Energy Company                                          Delaware
     DEK Energy Texas, Inc.                                 Delaware
     DEK Exploration Inc.                                   Delaware
         Apache Finance Canada Corporation                  Nova Scotia, Canada
              Apache Canada Management Ltd                  Alberta, Canada
                  Apache Canada Holdings Ltd                Alberta, Canada
              Apache Canada Management II Ltd               Alberta, Canada
     DEK Petroleum Corporation                              Illinois
         Apache Canada Ltd.                                 Alberta, Canada
              Apache FC Capital Canada Inc.                 Alberta, Canada
              Apache FC Canada Enterprises Inc.             Alberta, Canada
     DEPCO, Inc.                                            Texas
     Heinold Holdings, Inc.                                 Delaware
GOM Shelf, LLC                                              Delaware
Phoenix Exploration Resources, Ltd.                         Delaware
     TEI Arctic Petroleum (1984) Ltd.                       Alberta, Canada
     Texas International Company                            Delaware
Apache Khalda Corporation LDC                               Cayman Islands
Apache Qarun Exploration Company LDC                        Cayman Islands
Nagasco, Inc.                                               Delaware
     Apache Marketing, Inc.                                 Delaware
     Apache Transmission Corporation - Texas                Texas
     Apache Crude Oil Marketing, Inc.                       Delaware
     Nagasco Marketing, Inc.                                Delaware